EXHIBIT 99.1


PHAZAR CORP
NOMINATING COMMITTEE CHARTER
APPROVED ON NOVEMBER 3, 2005

Nominating Committee Charter
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Purpose

As authorized by the By-Laws, the Board hereby establishes a Nominating Committee to nominate Directors for each vacant or new Director position.

The Secretary shall collect from each nominee for Director such information as is reasonably necessary to serve as the basis for a determination of the nominee's qualifications. Directors shall update the information submitted under this subsection at least annually and upon request of the Secretary, and shall report immediately to the Secretary any change in such information.

Committee Composition

The Nominating Committee will consist of no fewer than three members, composed solely of independent directors as defined in Rule 4200 of the Nasdaq Marketplace Rules. No officer or employee of PHAZAR CORP or any subsidiary of PHAZAR CORP shall serve as a member of the Nominating Committee in any voting or non-voting capacity.

Term of Office

Members of the Nominating Committee shall be appointed annually by the Board and may be removed by majority vote of the Board.